Exhibit 23.10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 on Form S-3 to Registration Statement No. 333-132012 of Isonics Corporation of our report, dated June 24, 2005, appearing in the Annual Report on Form 10-KSB of Isonics Corporation for the year ended April 30, 2005.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP

Denver, Colorado

April 17, 2006